Exhibit 32.1

SECTION 1350 CERTIFICATIONS

This Certificate is being delivered pursuant to the requirements of Section 1350 of Chapter 63 (Mail Fraud) of Title 18 (Crimes and Criminal Procedures) of the United States Code and shall not be relied on by any person for any other purpose.

The undersigned, who are the Chief Executive Officer and Chief Financial Officer of Behringer Harvard Advisors II LP, the co-general partner of Behringer Harvard Short-Term Opportunity Fund I LP (the “Partnership”), each hereby certify as follows:

The Annual Report on Form 10-K/A of the Partnership (the “Report”), which accompanies this Certificate, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and all information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

Dated this 27th day of March, 2009.

/s/ Robert S. Aisner
Robert S. Aisner, Chief Executive Officer of Behringer Harvard Advisors II LP, general partner

/s/ Gary S. Bresky
Gary S. Bresky, Chief Financial Officer of Behringer Harvard Advisors II LP, general partner